SCHEDULE 2

                WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                   SUBCUSTODIAN

Argentina                 Citibank, N.A.
Australia                 National Australia Bank Limited
Austria                   Bank Austria Creditanstalt AG
Bahrain                   HSBC Bank Middle East Limited
Bangladesh                The Hongkong and Shanghai Banking
                          Corporation, Limited
Belgium                   ING Belgium SA/NV
Benin                     Societe Generale de Banques en Cote
d'lvoire
Bermuda                   Butterfield Trust Bermuda Limited
Botswana                  Barclays Bank of Botswana Ltd.
Brazil                         Citibank, N.A.
Bulgaria                  ING Bank N.V.
Burkina Faso              Societe Generale de Banques en Cote
                                    d'lvoire
Canada                    Royal Bank of Canada
Cayman Islands            The Bank of New York
Channel Islands           The Bank of New York
Chile                     Citibank, N.A.
China                     The Hongkong and Shanghai Banking
                          Corporation, Ltd.
Shanghai and Shenzhen
Colombia                  Cititrust Colombia S.A.
Costa Rica                Banco BCT
Croatia                   Privredna banka Zabreb d.d.
Cyprus                    Bank of Cyprus Public Company Ltd.
Czech Republic            ING N.V. Prague
Denmark                   Danske Bank
Ecuador                   Banco de la Produccion SA
Egypt                     Citibank, N.A.
Estonia                   Hansabank, Ltd.
Euromarket                Clearstream Banking Luxembourg
Euromarket                Euroclear Bank
Finland                   SEB Helsinki
France                    BNP Paribas Securities
                          Services/Credit
                          Agricole Investor
                          Services Bank
Germany                   BHF-BANK AG
Ghana                     Barclays Bank of Ghana Ltd.
Greece                    BNP Paribas Securities Services
Guinea Bissau             Societe Generale de Banques en Cote
                                    d'lvoire
Hong Kong                 The Hongkong and Shanghai Banking
                          Corporation, Limited
Hungary                   HVB Bank Hungary Rt.
Iceland                   Landsbanki Islands
India                     The Hongkong and Shanghai Banking
                          Corporation, Limited
Indonesia                 The Hongkong and Shanghai Banking
                          Corporation, Limited

COUNTRY                   SUBCUSTODIAN

Ireland                   The Bank of New York
Israel                    Bank Leumi Le-Israel B.M.
Italy                     Banca Intesa
Ivory Coast               Societe Generale de Banques en Cote
                          d'lvoire - Abidjian
Jamaica                   FirstCaribbean International
                          Securities Limited
Japan                     The Bank of Tokyo-Mitsubishi Limited/
                          Mizuho Corporate Bank, Limited
Jordan                    HSBC Bank Middle East Limited
Kazakhstan                The Hongkong and Shanghai Banking
                          Corporation Limited
Kenya                     Barclays Bank of Kenya Limited
Latvia                    Hansabanka Limited
Lebanon                   HSBC Bank Middle East Limited
Lithuania                 SEBVilniaus Bankas
Luxembourg                Banque et Caisse d'Epargne de l'Etat
Malaysia                  HSBC Bank Malaysia Berhad
Mali                      Societe Generale de Banques en Cote
                                    d'lvoire
Malta                     HSBC Bank Malta p.l.c.
Mauritius                 The Hongkong and Shanghai Banking
                          Corporation Limited
Mexico                    Banco Nacional de Mexico
Morocco                   Attijariwafa Bank
Namibia                   Standard Bank Namibia Ltd.
Netherlands               ING Bank
New Zealand               National Australia Bank
Niger                     Societe Generale de Banques en Cote
                                    d'lvoire
Nigeria                   Stanbic Bank Nigeria Limited
Norway                    DnB NOR Bank ASA
Oman                      HSBC Bank Middle East Limited
Pakistan                  Standard Chartered Bank
Palestinian Autonomous
Area                      HSBC Bank Middle East, Ramallah
Peru                      Citibank del Peru
Philippines               The Hongkong and Shanghai Banking
                          Corporation, Limited
Poland                    ING Bank Slaski
Portugal                  Banco Comercial Portugues, S.A.
Qatar                     HSBC Bank Middle East Limited, Doha
Romania                   ING Bank Bucharest
Russia                    ING Bank (Eurasia)
                          Vneshtorgbanke (MinFin Bonds only)
Senegal                   Societe Generale de Banques en Cote
                                    d'lvoire
Singapore                 United Overseas Bank Limited/
                          DBS Bank Ltd.
Slovak Republic           Ceskoslovenska Obchodni Banka, a.s.
                                   Bratislava
Slovenia                  Bank Austria Creditanstalt d.d. Ljubljana
South Africa              Standard Corporate and Merchant Bank
South Korea               The Hongkong and Shanghai Banking
                          Corporation, Limited

COUNTRY                   SUBCUSTODIAN

Spain                     Banco Bilbao Vizcaya Argentaria SA /
                          Santander Investment Services, S.A.
Sri Lanka                 The Hongkong and Shanghai Banking
                          Corporation, Limited
                   Swaziland Standard Bank Swaziland Limited
                      Sweden Skandinaviska Enskilda Banken
                       Switzerland Credit Suisse, Zurich
                    Taiwan The Hongkong and Shanghai Banking
                          Corporation, Limited
Thailand                  The Hongkong and Shanghai Banking
                          Corporation, Limited/
                          Bangkok Bank Public Company Ltd.
Togo                      Societe Generale de Banques en Cote
                                    d'lvoire
Trinidad & Tobago         Republic Bank Limited
Tunisia                   Banque Internationale Arabe de
Tunisie
Turkey                    Turkye Garanti Bankasi A.S.
                          (Garanti Bank)
Ukraine                   ING Bank Ukraine
United Arab Emirates      HSBC Bank Middle East Limited, Dubai
United Kingdom            The Bank of New York/The Depository &
                          Clearing Centre
United States             The Bank of New York
Uruguay                   BankBoston, N.A.
Venezuela                 Citibank, N.A.
Vietnam                   The Hongkong and Shanghai Banking
                          Corporation, Limited
Zambia                    Barclays Bank of Zambia Limited
Zimbabwe                  Barclays Bank of Zimbabwe Limited

                                                                    REV. 9/26/05